As filed with the Securities and Exchange Commission on May 22, 2013.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PARKER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	73-0618660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5 Greenway Plaza, Suite 100

Houston, Texas 77046

(Address of principal executive offices including zip code)

Restricted Stock Unit Incentive Agreement

(Full title of plan)

Jon-Al Duplantier

Senior Vice President, Chief Administrative Officer, & General Counsel

5 Greenway Plaza, Suite 100

Houston, Texas 77046

281-406-2000

(Name, address and telephone number of agent for service)

Copy to:

Kelly Rose

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana St.

Houston, Texas 77002

Telephone: (713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration Fee
Common Stock, $.16 2/3 par value per share	261,438 shares	$4.51	$1,179,085	$160.80

(1)	This Registration Statement covers 261,438 shares of common stock of Parker Drilling Company issued pursuant to the Restricted Stock Unit Incentive Agreement dated May 20, 2013 between Parker Drilling Company and Christopher T. Weber.
(2)	The amounts are based upon the average high and low sales prices per share of Common Stock as reported on the New York Stock Exchange on May 17, 2013, and are used solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

Explanatory Note

The shares of common stock of Parker Drilling Company, a Delaware corporation (the “Company”), being registered pursuant to this Form S-8 are comprised of 261,438 shares of common stock which may become issuable pursuant to the vesting of restricted stock units granted under the previously announced Restricted Stock Unit Incentive Agreement dated May 20, 2013 between the Company and Christopher T. Weber (the “Restricted Stock Agreement”). The Company granted this equity inducement award of 261,438 restricted stock units (the “Award”) to Christopher T. Weber upon commencement of his employment as Senior Vice President and Chief Financial Officer of the Company. The Award will vest, assuming continuing employment by Mr. Weber, 33- 1/3% on May 19, 2014, 33- 1/3% on May 19, 2015, and 33- 1/3% on May 19, 2016. The Award was granted as an “employment inducement award” under Section 303A.08 of the New York Stock Exchange Listed Company Manual.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The Company has sent or given documents containing the information specified by Part I of this Registration Statement to the individual that received the Award to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act. The Company is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents heretofore filed by us with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on March 1, 2013;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2013;

•

our Current Reports on Form 8-K as filed with the SEC on February 11, 2013, April 23, 2013, May 9, 2013, and May 14, 2013 (other than, in each case, information that is furnished rather than filed in accordance with SEC rules); and

•

the description of our common stock contained in our Registration Statement on Form 8-A, dated June 16, 1969, including any amendment or report heretofore or hereafter filed for the purpose of updating such description.

In addition, all documents subsequently filed (but not furnished) by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that de-registers all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The By-laws of Parker Drilling Company contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, Parker Drilling Company’s Certificate of Incorporation contains a provision eliminating the personal liability of a director to Parker Drilling Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

Parker Drilling Company has entered into indemnification agreements with certain of its officers and directors that provide for indemnification of such officers and directors to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

Parker Drilling Company maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

Item 7. Exemption From Registration Claimed.

The restricted units were issued as inducement awards to Mr. Weber. This grant was exempt from registration pursuant to Section 4(2) of the Securities Act.

Item 8. Exhibits.

The following are included as exhibits to this Registration Statement, including those incorporated by reference herein:

Exhibit Number		Description

3.1	—	Restated Certificate of Incorporation of Parker Drilling Company, as amended on May 16, 2007 (incorporated by reference to Exhibit 3.1 to Parker Drilling Company’s Quarterly Report on Form 10-Q filed on November 9, 2007).

3.2	—	Parker Drilling Company By-Laws, effective as amended March 11, 2011 (incorporated by reference to Exhibit 3.2 to Parker Drilling Company’s Current Report on Form 8-K filed on March 16, 2011).

4.1	—	Form of Restricted Stock Unit Incentive Agreement between Parker Drilling Company and Christopher T. Weber (incorporated by reference to Exhibit 10.2 to Parker Drilling Company’s Current Report on Form 8-K filed on May 14, 2013).

5.1*	—	Opinion of Baker Botts L.L.P.

23.1*	—	Consent of KPMG LLP.

23.2*	—	Consent of Baker Botts L.L.P. (included in their opinion filed as Exhibit 5.1).

24*	—	Powers of attorney (set forth on the signature pages hereto).

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if this Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Parker Drilling Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 22, 2013.

PARKER DRILLING COMPANY

By:	/s/ Jon-Al Duplantier
	Name:	Jon-Al Duplantier
	Title:	Senior Vice President, Chief Administrative Officer and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary Rich and Jon-Al Duplantier, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on May 22, 2013.

Signature	Title

/s/ Gary Rich	President, Chief Executive Officer and Director
Gary Rich	(Principal Executive Officer)

/s/ Christopher T. Weber	Senior Vice President and Chief Financial Officer
Christopher T. Weber	(Principal Financial Officer)

/s/ Philip A. Schlom	Corporate Controller
Philip A. Schlom	(Principal Accounting Officer)

/s/ Jonathan M. Clarkson	Director
Jonathan M. Clarkson

/s/ George J. Donnelly	Director
George J. Donnelly

/s/ Robert W. Goldman	Director
Robert W. Goldman

/s/ Gary R. King	Director
Gary R. King

/s/ Richard D. Paterson	Director
Richard D. Paterson

/s/ Roger B. Plank	Director
Roger B. Plank

/s/ R. Rudolph Reinfrank	Director
R. Rudolph Reinfrank

/s/ Robert L. Parker Jr.	Director
Robert L. Parker Jr.

EXHIBIT INDEX

Exhibit Number		Description

3.1	—	Restated Certificate of Incorporation of Parker Drilling Company, as amended on May 16, 2007 (incorporated by reference to Exhibit 3.1 to Parker Drilling Company’s Quarterly Report on Form 10-Q filed on November 9, 2007).

3.2	—	Parker Drilling Company By-Laws, effective as amended March 11, 2011 (incorporated by reference to Exhibit 3.2 to Parker Drilling Company’s Current Report on Form 8-K filed on March 16, 2011).

4.1	—	Form of Restricted Stock Unit Incentive Agreement between Parker Drilling Company and Christopher T. Weber (incorporated by reference to Exhibit 10.2 to Parker Drilling Company’s Current Report on Form 8-K filed on May 14, 2013).

5.1*	—	Opinion of Baker Botts L.L.P.

23.1*	—	Consent of KPMG LLP.

23.2*	—	Consent of Baker Botts L.L.P. (included in their opinion filed as Exhibit 5.1).

24*	—	Powers of attorney (set forth on the signature pages hereto).

*	Filed herewith.